EXHIBIT 10.01

June 28, 2007

Sibling Entertainment Group Holdings, Inc.
Attention: Mr. Jay Cardwell

Dear Jay,

I hereby tender my resignation as a member of the board of directors and as an officer of Sibling Entertainment Group Holdings, Inc. effective today.

My regards,

/s/ Nora Coccaro

Nora Coccaro